UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 30, 2014

DIRECT INSITE CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-20660	11-2895590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 East Broward Boulevard Suite 1550 Fort Lauderdale, Florida (Address of Principal Executive Offices)	33394 (Zip Code)

Registrant’s telephone number, including area code:  (631) 873-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 3, 2014, Direct Insite Corp.  (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved the adoption of the 2014 Stock Incentive Plan (the “2014 Plan”).

The 2014 Plan replaces the 2004 Stock Option/Stock Issuance Plan (the “2004 Plan”) which will expire on August 20, 2014. The 2014 Plan provides for the grant of non-qualified stock options, incentive stock options, stock appreciation rights, shares of restricted stock, stock units, and shares of unrestricted stock.  The 2014 Plan is designed so that cash and equity incentive compensation awards granted under it may qualify as performance-based compensation exempt from the deduction limitation under Section 162(m) of the Internal Revenue Code. Eligible participants include officers, employees and directors. The aggregate number of shares authorized for issuance under the 2014 Plan is 1,200,000, and is subject to adjustment as described in the 2014 Plan.

The foregoing summary of the 2014 Plan is qualified in its entirety by reference to Annex B of the Company’s definitive proxy statement filed on May 5, 2014 (“Proxy Statement”).

On May 30, 2014, Craig Thomas informed the Company’s Board of Directors (the “Board”) of his decision to resign from his position as a director of the Board.  Mr. Thomas’ term as a Class III director was set to expire at the Annual Meeting and he was not nominated for re-election thereat.  The Company would like to thank Mr. Thomas for his years of service to the Board.  A copy of the resignation letter Mr. Thomas submitted to the Company is attached to this Form 8-K as Exhibit 99.1.

Following the Annual Meeting on June 3, 2014, the Board appointed Matthew Oakes, a current director and the Company’s President and Chief Executive Officer, as Chairman of the Board.  The Board also made the following committee appointments:  (i) current directors James Cannavino, Paul Lisiak and John Murabito were appointed to comprise the Audit Committee, with Mr. Murabito serving as Chair, (ii) current director Thomas Lund was appointed to comprise the Compensation Committee and (iii) Mr. Lisiak was appointed to comprise the Nominating and Corporate Governance Committee.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 3, 2014, the Company, after considering the Annual Meeting voting results on Proposal 1, as described below, amended the Certificate of Incorporation of the Company effective immediately, to replace Article 7 of the Certificate of Incorporation, which provided that the Board shall be divided into three classes, with members of each class of directors serving a three-year term.  This classification of the Board resulted in staggered elections, with a different class of directors standing for election every third year.  The amended Article 7 eliminates the classification of the Board over a two-year period and provides for the annual election of all directors beginning at the annual meeting of stockholders to be held in 2016.

The foregoing summary of the amendment to the Certificate of Incorporation is qualified in its entirety by reference to Annex A of the Proxy Statement.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The proposals voted upon at the Annual Meeting and the final results of the stockholder vote on each proposal were as follows:

Proposal 1: Amendment to Certification of Incorporation to Declassify the Board

To amend the Certificate of Incorporation to declassify the Board and provide for annual elections of all directors:

Votes For	Votes Against	Abstain	Broker Non-Votes
7,001,267	22,998	44,175	3,585,004

Proposal 2: Election of Directors

To elect the following Class I director, to serve until the 2015 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or until such director’s earlier resignation, death or removal.

Director	Votes For	Votes Withheld	Broker Non-Votes
Paul Lisiak	6,960,789	107,651	3,585,004

The following Class I director remains in office with his term expiring in 2015: James Cannavino.  The following Class II directors remain in office with their terms expiring in 2016: Thomas Lund, John Murabito and Matthew Oakes.

Proposal 3: Approval of the Adoption of the 2014 Stock Incentive  Plan

To approve the Company’s 2014 Stock Incentive Plan as presented in Annex B to the Proxy Statement:

Votes For	Votes Against	Abstain	Broker Non-Votes
6,480,195	586,740	1,505	3,585,004

Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm

To ratify the Audit Committee’s appointment of Marcum LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014:

Votes For	Votes Against	Abstain
10,595,124	48,812	9,508

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

99.1	Letter from Craig Thomas to the Company, dated May 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRECT INSITE CORP

Date: June 4, 2014	By:	/s/ Lowell Rush

Name: Lowell Rush

Title: Chief Financial Officer